Exhibit 99.1

Phio Pharmaceuticals Announces Exercise of Warrants

for Approximately $13.4 Million Gross Proceeds

King of Prussia, Pennsylvania--(Newsfile Corp. – November 3, 2025) - Phio Pharmaceuticals Corp. (NASDAQ: PHIO), a clinical-stage siRNA biopharmaceutical company developing therapeutics using its proprietary INTASYL® gene silencing technology to eliminate cancer, today announced the entry into definitive agreements to exercise certain outstanding warrants to purchase up to an aggregate of 5,663,182 shares of common stock of the Company originally issued in July 2024, December 2024, January 2025 and July 2025, having exercise prices between $2.00 and $5.45 per share. Warrants to purchase 60,000 shares of common stock will be exercised at their existing exercise price of $2.00 per share, warrants to purchase 948,596 shares of common stock will be exercised at their existing exercise price of $2.485 per share and warrants to purchase 4,654,586 shares of common stock will be exercised at a reduced exercise price of $2.05 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to effective registration statements on Form S-1 (File No. 333-284381) and Form S-3 (File No. 333-289621). The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $13.4 million, prior to deducting placement agent fees and offering expenses.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash and the payment of additional $0.125 per new unregistered warrant (additional $1,415,795.50 in the aggregate, which are included in the gross proceeds to the Company), the exercising holders will receive new unregistered warrants to purchase shares of common stock in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). The closing of the offering is expected to occur in two tranches. The first closing of the offering is expected to occur on or about November 4, 2025, subject to satisfaction of customary closing conditions. At the first closing, the holders will exercise certain outstanding warrants to purchase up to an aggregate of 4,706,430 shares of common stock, having exercise prices ranging from $2.00 to $5.45 per share, issued by the Company in July 2024, December 2024, January 2025 and July 2025, 60,000 of which will be exercised at the current exercise price of $2.00 per share, 948,596 of which will be exercised at the current exercise price of $2.485 per share and 3,419,028 will be exercised at the reduced exercise price of $2.05 per share, and in consideration for the exercise of the warrants for cash and the payment of additional $0.125 per new unregistered warrant, the Company will issue to such holders new unregistered warrants to purchase up to 8,855,248 shares of common stock. The second closing of the offering is expected to occur by no later than November 18, 2025, subject to satisfaction of customary closing conditions. At the second closing, a holder will exercise certain outstanding warrants to purchase up to an aggregate of 1,235,558 shares of common stock, having an exercise price of $2.10 per share, issued by the Company in January 2025, at a reduced exercise price of $2.05 per share, and in consideration for the exercise of the warrants for cash and the payment of additional $0.125 per new unregistered warrant, the Company will issue to such holder new unregistered warrants to purchase up to 2,471,116 shares of common stock. The new warrants will have an exercise price of $2.05 per share and will be immediately exercisable upon issuance and will have a term of twenty-four months following the effective date of the resale registration statement registering the shares of common stock issuable upon exercise of the new warrants.

Phio intends to use the net proceeds from these warrant exercises for working capital, and, primarily, accelerated completion of  certain  required development activities in preparation for the next phase of clinical development of PH-762 for cutaneous carcinomas given recent positive safety and pathology outcomes in its dose escalating trial.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the 1933 Act and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (NASDAQ: PHIO) is a clinical-stage siRNA biopharmaceutical company advancing its INTASYL® gene silencing technology focused on immuno-oncology therapeutics. Phio’s INTASYL compounds are designed to enhance the body's immune cells to more effectively kill cancer cells. Phio’s lead clinical program is an INTASYL compound, PH-762, that silences the PD-1 gene implicated in various forms of skin cancer. The on-going Phase 1b trial (NCT# 06014086) is evaluating PH-762 for the treatment of cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. PH-762 is a potential non-surgical treatment for skin cancers.

For additional information, visit the Company’s website, www.phiopharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. Examples of forward-looking statements contained in this press release include, among others, the completion of the offering, the satisfaction of customary closing conditions related to the offering and the anticipated use of proceeds therefrom.

These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

Jennifer Phillips: jphillips@phiopharma.com

Corporate Affairs